Exhibit 13.1

Certification of Periodic Financial Report

Pursuant to 18 USC. Section 1350

The certification set forth below is being submitted in connection with the annual report of RBS Holdings N.V. on Form 20-F for the year ended 31 December 2013, filed with the Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jan de Ruiter, the Chairman of the Managing Board, and Cornelis Visscher, the Chief Financial Officer of RBS Holdings N.V., each certifies that, to the best of his knowledge:

1.      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of RBS Holdings N.V.

Date: April 30, 2014

By:	/s/ Jan de Ruiter
	Name:	Jan de Ruiter
	Title:	Chairman of the Managing Board

By:	/s/ Cornelis Visscher
	Name:	Cornelis Visscher
	Title:	Chief Financial Officer